Exhibit 23.2




                         Consent of Independent Auditors


The Board of Directors
Webster Financial Corporation

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus.

/s/ KPMG LLP

Hartford, Connecticut
January 25, 1999